SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the registrant  |X|
    Filed by a party other than the registrant  | |

    Check the appropriate box:
    | | Preliminary proxy statement
    | | Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
    |X| Definitive proxy statement
    | | Definitive additional materials
    | | Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             PS BUSINESS PARKS, INC.
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

                  _____________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    |X| No fee required.

    | | Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:
            ____________________________

        (2) Aggregate number of securities to which transaction applies:
            ____________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
            ____________________________

        (4) Proposed maximum aggregate value of transaction:
            ____________________________

        (5) Total fee paid:
            ____________________________

    | | Fee paid previously with preliminary materials.

    | | Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:
            ____________________________

        (2) Form, schedule or registration statement no.:
            ____________________________

        (3) Filing party:
            ____________________________

        (4) Date filed:
            ____________________________

                             PS BUSINESS PARKS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 9, 2000

        The Annual Meeting of Shareholders of PS Business Parks, Inc. a California corporation, will be held at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California, on May 9, 2000, at the hour of 1:00 p.m. Los Angeles time, for the following purposes:

        1. To elect directors for the ensuing year.

        2. To consider and act upon such other matters as may properly come before the meeting or any adjournment of the meeting.

        The Board of Directors has determined that only holders of record of Common Stock at the close of business on March 15, 2000 will be entitled to receive notice of, and to vote at, the meeting or any adjournment of the meeting.

        Please mark your vote on the enclosed Proxy, then date, sign and promptly mail the Proxy in the stamped return envelope included with these materials.

        You are cordially invited to attend the meeting in person. If you do attend and you have already signed and returned the Proxy, the powers of the proxy holders named in the Proxy will be suspended if you desire to vote in person. Therefore, whether or not you presently intend to attend the meeting in person, you are urged to mark your vote on the Proxy, date, sign and return it.

                                  By Order of the Board of Directors

                                      JACK E. CORRIGAN, Secretary

Glendale, California
April 4, 2000

                             PS BUSINESS PARKS, INC.

                               701 Western Avenue
                         Glendale, California 91201-2349

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                   May 9, 2000

                                     GENERAL

        This Proxy Statement (first mailed to shareholders on or about April 14, 2000) is furnished in connection with the solicitation by the Board of Directors of PS Business Parks, Inc. (the "Company") of proxies for use at the Company's Annual Meeting of Shareholders to be held at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California at 1:00 p.m. Los Angeles time on May 9, 2000 or at any adjournment of the meeting. The purposes of the meeting are (1) to elect seven directors of the Company and (2) to consider such other business as may properly be brought before the meeting or any adjournment of the meeting.

        Shares of Common Stock represented by a Proxy in the accompanying form, if the Proxy is properly executed and is received by the Company before the voting, will be voted in the manner specified on the Proxy. If no specification is made, the shares will be voted FOR the election as directors of the nominees named hereinafter. The persons designated as proxies reserve full discretion to cast votes for other persons if any of the nominees become unavailable to serve. A Proxy is revocable by delivering a subsequently signed and dated Proxy or other written notice to the Secretary of the Company at any time before its exercise. A Proxy may also be revoked if the person executing the Proxy is present at the meeting and chooses to vote in person.

        In a March 17, 1998 merger (the "AOPP Merger") of American Office Park Properties, Inc. ("AOPP") with and into the Company, the Company acquired the commercial property business previously operated by AOPP and the Company changed its name from "Public Storage Properties XI, Inc." to "PS Business Parks, Inc." As a result of the AOPP Merger, the Company became the sole general partner of PS Business Parks, L.P., through which the Company conducts most of its activities.

                                QUORUM AND VOTING

        The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum for the transaction of business.

        Only holders of record of Common Stock at the close of business on March 15, 2000 (the "Record Date") will be entitled to vote at the meeting, or at any adjournment of the meeting. On the Record Date, the Company had 23,508,061 shares of Common Stock issued and outstanding (before redemptions of 75,000 shares of Common Stock not reflected in the transfer agent's records as of the Record Date).

        With respect to the election of directors, each holder of Common Stock on the Record Date is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his name on the Record Date. The holder may cumulate his votes for directors by casting all of his votes for one candidate or by distributing his votes among as many candidates as he chooses. The seven candidates who receive the most votes will be elected directors of the Company. In voting upon any other proposal that might properly come before the meeting, each holder of Common Stock is entitled to one vote for each share registered in his name.

                              ELECTION OF DIRECTORS

        Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders, to hold office until the next annual meeting and until their successors are elected and qualified. When the accompanying Proxy is properly executed and returned to the Company before the voting, the persons named in the Proxy will vote the shares represented by the Proxy as indicated on the Proxy. If any nominee below becomes unavailable for any reason or if any vacancy on the Company's Board of Directors occurs before the election, the shares represented by any Proxy voting for that nominee will be voted for the person, if any, designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. However, the Board of Directors has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur. The following persons are nominees for director:

               Name                       Age            Director Since
               ----                       ---            --------------
         Ronald L. Havner, Jr.             42                  1998
         Harvey Lenkin                     63                  1998
         Vern O. Curtis                    65                  1990
         Arthur M. Friedman                64                  1998
         James H. Kropp                    51                  1998
         Alan K. Pribble                   57                  1998
         Jack D. Steele                    76                  1990

        Ronald L. Havner, Jr. has been Chairman, President and Chief Executive Officer of the Company since March 1998. From December 1996 until March 1998, Mr. Havner was Chairman, President and Chief Executive Officer of AOPP. He was Senior Vice President and Chief Financial Officer of Public Storage, Inc. ("PSI"), an affiliated REIT, and Vice President of the Company and certain other REITs affiliated with PSI, until December 1996. Mr. Havner became an officer of PSI in 1986, prior to which he was in the audit practice of Arthur Andersen & Company. He is a member of the American Institute of Certified Public Accountants (AICPA), the National Association of Real Estate Investment Trusts (NAREIT) and the Urban Land Institute (ULI) and a director of Business Machine Security, Inc. and Mobile Storage Group, Inc.

        Harvey Lenkin, a member of the Compensation Committee, became a director of the Company in March 1998 and was President of the Company (formerly Public Storage Properties XI, Inc.) from its inception in 1990 until March 1998. Mr. Lenkin has been employed by PSI for 22 years and has been President and a director of PSI since November 1991. He was a director of AOPP from December 1997 until March 1998. From 1989-90 until the respective dates of merger, Mr. Lenkin was President of 18 affiliated REITs that were merged into PSI between September 1994 and May 1998 (the "Merged Public Storage REITs"), and he was also a director of one of the Merged Public Storage REITs from 1989 until June 1996. Mr. Lenkin is a member of the Board of Governors of NAREIT.

        Vern O. Curtis, Chairman of the Audit Committee, is a private investor. Mr. Curtis has been a director of the Company since its inception in 1990. Mr. Curtis is also a director of the Pimco Funds, Pimco Commercial Mortgage Securities Trust, Inc. and Fresh Choice, Inc. From 1989-90 until the respective dates of merger, he was a director of the Merged Public Storage REITs. Mr. Curtis was Dean of Business School of Chapman College from 1988 to 1990 and President and Chief Executive Officer of Denny's, Inc. from 1980 to 1987.

        Arthur M. Friedman, a member of the Audit Committee, became a director of the Company in March 1998. Mr. Friedman, a certified public accountant, has been an independent business and tax consultant since September 1995. He was a partner of Arthur Andersen from 1968 until August 1995. During his 38-year career in public accounting, he specialized in tax consultation. He was a member of the Andersen Board of Partners from 1980-1988.

        James H. Kropp, a member of the Compensation Committee, became a director of the Company in March 1998. Mr. Kropp has been Director of Investment Management and Banking of Christopher Weil & Company, Inc. ("CWC"), a securities broker-dealer and registered investment adviser, since April 1995. CWC has rendered, and is expected to continue to render, financial advisory and securities brokerage services for the Company, PSI and their affiliates. Mr. Kropp was a director of AOPP from December 1996 until December 1997. From July 1994 to November 1994, he was Executive Vice President and Chief Financial Officer of Hospitality Investment Trust, a REIT. From 1989 to July 1994, he was Managing Director of MECA Associates USA, a real estate advisory and asset management company serving institutional property owners.

        Alan K. Pribble, a member of the Compensation Committee, became a director of the Company in March 1998. He has been an independent business consultant since June 1997. Mr. Pribble was employed by Wells Fargo Bank, N.A. for 30 years until June 1997. He was a Senior Vice President of Wells Fargo from 1984 until June 1997. In 1992, Mr. Pribble opened a commercial finance division for Wells Fargo and was involved in its operations until June 1997. From 1988 until 1992, he was a Senior Vice President and Regional Manager, and from 1984 until 1988, Mr. Pribble was a Senior Credit Officer, for Wells Fargo.

        Jack D. Steele, a member of the Audit Committee, has been a director of the Company since its inception in 1990. Mr. Steele is also a director of M.C. Gill and CRG Compensation Resource Group. Mr. Steele is a business consultant. From 1989-90 until the respective dates of merger, he was a director of the Merged Public Storage REITs. Mr. Steele was Chairman - Board Services of Korn/Ferry International from 1986 to 1988 and Dean of School of Business and Professor at the University of Southern California from 1975 to 1986.

Directors and Committee Meetings
--------------------------------

        The Board of Directors held 10 meetings and the Audit Committee held four meetings during 1999. Each of the directors attended at least 75% of the meetings held by the Board of Directors or, if a member of a committee of the Board of Directors, held by both the Board of Directors and all committees of the Board of Directors on which he served, during 1999 (during the period that he served). The primary functions of the Audit Committee are to meet with the Company's outside auditors, to conduct a pre-audit review of the audit engagement, to conduct a post-audit review of the results of the audit, to monitor the adequacy of internal financial controls of the Company, to review the independence of the outside auditors and to make recommendations to the Board of Directors regarding the appointment and retention of auditors. Executive officers receive grants of options under the Company's stock option and incentive plan only with the approval of the Audit Committee.

        The Board of Directors appointed a Compensation Committee in March 2000. The primary functions of the Compensation Committee will be to determine the salary and bonus compensation for the Company's executive officers and to administer the Company's stock option and incentive plan, except for grants of options to executive officers.

        The Company does not have a nominating committee. Pursuant to the terms of an Agreement Among Shareholders and Company dated as of December 23, 1997, as amended, among Acquiport Two Corporation ("Acquiport"), AOPP, American Office Park Properties, L.P. and PSI (which agreement was assumed by the Company in the AOPP Merger), the nominees for the Board of Directors (which constitute the current Board of Directors) consist of two nominees of PSI (currently Ronald L. Havner, Jr. and Harvey Lenkin) and five independent directors mutually acceptable to PSI and Acquiport (currently Vern O. Curtis, Arthur M. Friedman, James H. Kropp, Alan K. Pribble and Jack D. Steele). PSI and Acquiport have agreed to vote their respective shares of the Company's Common Stock to support such nominees to the Board. This voting agreement expires at the later of the following dates: (1) when PSI's interest in the Company or Acquiport's interest in the Company is less than 20%, assuming conversion of all limited partnership interests in PS Business Parks, L.P. into shares of the Company's Common Stock or (2) December 24, 2001.

Security Ownership of Certain Beneficial Owners
-----------------------------------------------

        The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock:

                                                          Shares of Common Stock
                                                          Beneficially Owned
                                                          -------------------------------
                                                           Number                Percent
  Name and Address                                         of Shares             of Class
  ----------------                                         ---------             --------
                                                            5,418,273              23.1%
  Public Storage, Inc. ("PSI"),
    PS Texas Holdings, Ltd.,
    PS GPT Properties, Inc.
  701 Western Avenue,
  Glendale, California  91201-2397 (1)

  Acquiport Two Corporation ("Acquiport")                   6,110,265              26.1%
    c/o Heitman Capital Management Corporation
  180 North LaSalle Street
  Chicago, Illinois 60601,
  New York State Common Retirement Fund
  633 Third Avenue, 31st Floor
  New York, New York 10017-6754 (2)

  LaSalle Investment Management, Inc.                       2,513,257              10.7%
  LaSalle Investment Management (Securities), L.P.
  200 East Randolph Drive
  Chicago, Illinois 60601 (3)

  State Treasurer, State of Michigan                        2,131,611               9.1%
  Michigan Department of Treasury,
  Mortgage and Real Estate Division
  P.O. Box 15128
  Lansing, Michigan 48901 (4)

  Cohen & Steers Capital Management, Inc.                   1,599,524               6.8%
  757 Third Avenue
  New York, New York 10017(5)

  ----------------

   (1) This information is as of March 15, 2000. The reporting persons listed above have filed a joint Schedule 13D, amended as of September 3, 1998. The 5,418,273 shares of Common Stock beneficially owned by the reporting persons include (i) 5,151,567 shares as to which PSI has sole voting and dispositive power and (ii) 266,706 shares held of record by PS Texas Holdings, Ltd., a Texas limited partnership, as to which (a) PS GPT Properties, Inc., the sole general partner of PS Texas Holdings, Ltd. and a wholly-owned subsidiary of PSI, and (b) PSI, share voting and dispositive power.

        The 5,418,273 shares of Common Stock in the above table does not include 7,305,355 units of limited partnership interest in PS Business Parks, L.P. ("Units") held by PSI and affiliated partnerships which (pursuant to the terms of the agreement of limited partnership of PS Business Parks, L.P.) are redeemable by the holder for cash or, at the Company's election, for shares of the Company's Common Stock on a one-for-one basis. Upon conversion of such Units to Common Stock, PSI and its affiliated partnerships would own 41.4% of the Common Stock.

   (2) This information is as of February 28, 2000 (except that the percent shown in the table is based on the Common Stock outstanding at March 15,
        2000). The reporting persons listed above have filed a joint Schedule 13D, amended as of May 21, 1998. The 6,110,265 shares of Common Stock beneficially owned by the reporting persons are held of record by Acquiport. New York State Common Retirement Fund, as the sole stockholder of Acquiport, shares voting and dispositive power with respect to the 6,110,265 shares.

        See "Directors and Committee Meetings" above for a description of the agreement of PSI and Acquiport to vote their respective shares of the Company's Common Stock to support their nominees for the Board of Directors.

   (3) This information is as of December 31, 1999 and is based on a Schedule 13G (Amendment No. 1) filed by LaSalle Investment Management, Inc. and LaSalle Investment Management (Securities), L.P. (except that the percent shown in the table is based on the Common Stock outstanding at March 15, 2000). LaSalle Investment Management, Inc. and LaSalle Investment Management (Securities), L.P., each registered investment advisers, have different advisory clients. As of December 31, 1999, LaSalle Investment Management, Inc. beneficially owned 297,500 shares of Common Stock and LaSalle Investment Management (Securities), L.P. beneficially owned 2,215,757 shares of Common Stock. LaSalle Investment Management, Inc. has sole voting power and sole dispositive power with respect to 86,700 shares and shared dispositive power with respect to 210,800 shares. LaSalle Investment Management (Securities), L.P. has sole voting power with respect to 829,874 shares, shared voting power with respect to 464,759 shares, sole dispositive power with respect to 819,574 shares and shared dispositive power with respect to 1,396,183 shares.

   (4) This information is as of December 31, 1999 and is based on a Schedule 13G filed by State Treasurer, State of Michigan (except that the percent shown in the table is based on the Common Stock outstanding at March 15,
        2000). As of December 31, 1999, State Treasurer, State of Michigan beneficially owned 2,131,611 shares of Common Stock. State Treasurer, State of Michigan has sole voting and sole dispositive power with respect to the 2,131,611 shares.

   (5) This information is as of December 31, 1999 and is based on a Schedule 13G filed by Cohen & Steers Capital Management, Inc. (except that the percent shown in the table is based on the Common Stock outstanding at March 15, 2000). As of December 31, 1999, Cohen & Steers Capital Management, Inc. beneficially owned 1,599,524 shares of Common Stock. Cohen & Steers Capital Management, Inc. has sole voting power with respect to 1,457,500 shares and sole dispositive power with respect to 1,599,524 shares.

Security Ownership of Management
--------------------------------

        The following table sets forth information as of March 15, 2000 concerning the beneficial ownership of Common Stock and Depositary Shares Each Representing 1/1,000 of a Share of 9 1/4% Cumulative Preferred Stock, Series A of each director of the Company, the Company's Chief Executive Officer, the three other persons who were executive officers of the Company on December 31, 1999 and all directors and executive officers as a group:

                                                                                       Depositary Shares Each
                                                                                       Representing 1/1,000 of a Share
                                          Shares of Common Stock:                      of 9 1/4% Cumulative Preferred
                                          Beneficially Owned (1)                       Stock, Series A
                                          Shares Subject to Options (2)                Beneficially Owned (1)
                                          -----------------------------------------    ----------------------
Name                                        Number of Shares               Percent      Number of Shares       Percent
----                                        ----------------               -------      ----------------       -------

Ronald L. Havner, Jr.                            71,948(1)(3)                0.3%               --                 --
                                                125,036(2)                   0.5%
                                                -------                      ----
                                                196,984                      0.8%

Harvey Lenkin                                     1,662(1)(4)                  *                --                 --
                                                 15,653(2)                     *
                                                 ------                       --
                                                 17,315                        *

Vern O. Curtis                                    2,000(1)                     *                --                 --
                                                  3,666(2)                     *
                                                  -----                       --
                                                  5,666                        *

Arthur M. Friedman                                2,000(1)(5)                  *             2,000(1)(5)           *
                                                  3,666(2)                     *
                                                  -----                       --
                                                  5,666                        *

James H. Kropp                                    9,791(1)(6)                  *                --                 --
                                                  3,666(2)                     *
                                                -------                       --
                                                 13,457                        *

Alan K. Pribble                                   5,000(1)                     *             6,000(1)            0.3%
                                                  3,666(2)                     *
                                                  -----                       --
                                                  8,666                        *

Jack D. Steele                                    2,100(1)(7)                  *             2,000(1)(8)           *
                                                  3,666(2)                     *
                                                  -----                       --
                                                  5,766                        *

Jack E. Corrigan                                  2,400(1)(9)                  *                --                 --
                                                 26,666(2)                   0.1%
                                                 ------                      ----
                                                 29,066                      0.1%

J. Michael Lynch                                     --                       --                --                --
                                                 26,666(2)                   0.1%
                                                 ------                      ----
                                                 26,666                      0.1%

Mary Jayne Howard(10)                                60(1)(11)                 *                --                 --

All Directors and Executive Officers             96,901(1)(3)(4)(5)                         10,000(1)(5)(8)      0.5%
  as a Group                                           (6)(7)(9)             0.4%
  (9 persons)                                   212,351(2)                   0.9%
                                               --------                     -----
                                                309,252                      1.3%

---------------
 *      Less than 0.1%

(1) Shares of Common Stock or Depositary Shares Each Representing 1/1,000 of a Share of 9 1/4% Cumulative Preferred Stock, Series A, as applicable, beneficially owned as of March 15, 2000. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) Represents vested portion as of March 15, 2000, and portion of which will be vested within 60 days of March 15, 2000, of shares of Common Stock subject to options held by the named individuals or the group pursuant to the Company's stock option and incentive plan.

(3) Includes 500 shares and 500 shares held by custodians of IRAs for Mr. Havner and Mrs. Havner as to which each has investment power.

(4) Includes 116 shares held by a custodian of an IRA for Mr. Lenkin as to which he has investment power, 87 shares held by Mrs. Lenkin as to which she has investment power and 134 shares and 62 shares held by Mrs. Lenkin as custodian for two sons as to which she has investment power.

(5)     Shares held by Mr. Friedman as trustee of Friedman Living Trust.

(6) Includes 100 shares held by Mr. Kropp as custodian for a son as to which he has investment power, 100 shares held by Mr. Kropp's daughter as to which she has investment power, 700 shares held by CWC Good Company Portfolio, a general partnership of which Mr. Kropp is a general partner, as to which Mr. Kropp shares investment power and 8,891 shares held by a custodian of an IRA for Mr. Kropp as to which he has investment power.

(7) Shares held by a custodian of a simplified employee pension for Mr. Steele as to which he has investment power.

(8) Shares held by Mr. and Mrs. Steele as trustees of Jack D. Steele Retirement Trust.

(9) Shares held by a custodian of an IRA for Mr. Corrigan as to which he has investment power.

(10) Ms. Howard, a former executive officer of the Company, ceased employment with the Company on March 7, 2000.

(11) Includes 30 shares held by Ms. Howard's husband as to which he has investment power. These 60 shares are not included below under shares held by all directors and executive officers as a group.

                                  COMPENSATION

Compensation of Executive Officers
----------------------------------

        The following table sets forth certain information concerning the annual and long-term compensation paid to Ronald L. Havner, Jr., the Company's Chief Executive Officer, and the three other persons who were executive officers of the Company on December 31, 1999 (the "Named Executive Officers") for 1999, 1998 and 1997.


                                                Summary Compensation Table (1)
                                                ------------------------------
                                                                                          Long-Term
                                                Annual Compensation                      Compensation
                             -------------------------------------------------------     ------------
                                                                                          Securities
        Name and                                                      Other Annual        Underlying          All Other
   Principal Position        Year        Salary          Bonus        Compensation        Options (#)       Compensation (2)
   ------------------        ----        ------          -----      ----------------      -----------       ----------------

Ronald L. Havner, Jr.        1999     $  268,300(3)  $  350,500                  (4)             --             $ 4,700
   Chairman of the Board,
   President and Chief       1998        185,000        350,500                  (4)             --               4,700
   Executive Officer
                             1997        185,000        150,500                  (4)        148,636(5)            4,700


Jack E. Corrigan             1999        145,000         53,000                   --             --               4,700
   Vice President and
   Chief Financial Officer   1998         81,900(6)      20,100                   --         40,000               3,000


J. Michael Lynch             1999        145,000         53,000                  (4)             --               4,700
   Vice President-Director
   of Acquisitions and       1998         84,600(7)      50,300(8)        $18,100(9)         40,000               3,900
   Development

Mary Jayne Howard            1999        165,000         83,000                  (4)             --               4,700
   former Executive Vice
   President (10)            1998        165,000         75,500                  (4)         50,000               4,700

                             1997        165,000         75,500                  (4)         47,947(5)            4,700

----------------

(1)     Includes compensation paid for services to the Company and AOPP.

(2) All Other Compensation consists solely of employer contributions to the Company's profit sharing plan and trust.

(3) Mr. Havner's annual base salary was increased from $185,000 to $285,000 effective March 1, 1999.

(4) Value did not exceed 10% of the annual salary and bonus of the individual for the years indicated.

(5) Option granted by AOPP. The number of shares has been adjusted to reflect the AOPP Merger.

(6)     For the period June 8, 1998 through December 31, 1998.

(7)     For the period June 1, 1998 through December 31, 1998.

(8)     Includes a $30,000 signing bonus.

(9)     Includes a reimbursement of relocation expenses of $16,850.

(10)    Ms. Howard ceased employment with the Company on March 7, 2000.

        No options to purchase shares of Common Stock were granted to the Named Executive Officers during 1999.

        The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 1999.


                           Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
                           ---------------------------------------------------------------------------------

                                                                   Number of               Value of Unexercised
                            Shares                           Securities Underlying             In-the-Money
                           Acquired          Value            Unexercised Options               Options at
     Name               on Exercise(#)    Realized($)        at December 31, 1999          December 31, 1999(1)
     ----               --------------    -----------     --------------------------    ---------------------------
                                                          Exercisable  Unexercisable    Exercisable   Unexercisable
                                                          -----------  -------------    -----------   -------------

Ronald L. Havner, Jr.            --              --          75,490          49,546       $457,847       $ 300,496

Jack E. Corrigan                 --              --          13,333          26,667             --              --

J. Michael Lynch                 --              --          13,333          26,667             --              --

Mary Jayne Howard                --              --          48,630          49,317        193,862          96,937

--------------

(1) Based on closing price of $22.75 per share of Common Stock on December 31, 1999, as reported by the American Stock Exchange. On March 31, 2000, the closing price per share of Common Stock as reported by the American Stock Exchange was $20.375.

Compensation of Directors
-------------------------

        Each of the Company's directors, other than Ronald L. Havner, Jr., receives directors' fees of $10,000 per year plus, commencing March 14, 2000, $1,000 for each meeting attended and $500 for each telephone meeting ($200 for each meeting attended prior to March 14, 2000). In addition, commencing March 14, 2000, each of the members of the Audit Committee receives $1,000 for each meeting of the Audit Committee attended and $500 for each telephone meeting ($100 for each meeting of the Audit Committee attended prior to March 14, 2000). Each of the members of the Compensation Committee will receive $1,000 for each meeting of the Compensation Committee attended and $500 for each telephone meeting. The policy of the Company is to reimburse directors for reasonable expenses. Directors who are not officers or employees of the Company ("Outside Directors") also receive automatic grants of options under the 1997 Stock Option and Incentive Plan (the "1997 Plan"), and Ronald L. Havner, Jr. is eligible to receive discretionary grants of options and/or restricted stock thereunder. Under the 1997 Plan, each new Outside Director is, upon the date of his or her initial election to serve as an Outside Director, automatically granted a non-qualified option to purchase 5,000 shares of Common Stock. In addition, after each annual meeting of shareholders, each Outside Director then duly elected and serving is automatically granted, as of the date of such annual meeting, a non-qualified option to purchase 1,000 shares of Common Stock.

Employment Agreements
---------------------

        In December 1997, Ronald L. Havner, Jr. entered into an employment agreement with AOPP, which agreement was assumed by the Company in the AOPP Merger. Mr. Havner's employment agreement was for a term of two years (which ended in December 1999) and provided for an original minimum annual base salary of $185,000 and a discretionary annual bonus. Effective March 1, 1999, Mr. Havner's annual base salary was increased to $285,000.

        In May 1998, J. Michael Lynch entered into an employment agreement with the Company. Mr. Lynch's employment agreement was for a term of one year (which ended in May 1999) and provided for a minimum annual base salary of $145,000, a signing bonus of $30,000 and a discretionary annual bonus.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Board of Directors appointed a Compensation Committee in March 2000. Until that date, the Company's stock option and incentive plan, under which executive officers are eligible to receive options and/or restricted stock, was administered by the Audit Committee. The Audit Committee continues to administer the stock option and incentive plan with respect to grants of options to executive officers.

        Ronald L. Havner, Jr., who is an executive officer of the Company, is a member of the Board of Directors.

Certain Relationships and Related Transactions
----------------------------------------------

        Loans with Affiliate. In January 1999, PSI agreed to make a loan to PS Business Parks, L.P. (the "Operating Partnership") of up to $40 million on a revolving basis. In January 1999, the Operating Partnership borrowed an aggregate of $32.5 million from PSI to repay the outstanding balance on the Operating Partnership's bank line of credit and to fund a portion of the acquisition cost of real estate facilities. The Operating Partnership repaid an aggregate of $13.5 million of the loan in January through March 1999, the Operating Partnership borrowed an additional $8.9 million in March and April 1999, and the Operating Partnership repaid the entire balance of the loan in April 1999. The loan bore interest at 5.5% per year. The terms of this loan were approved by the Company's disinterested directors.

        In January 2000, the Operating Partnership agreed to make a loan to PSI of up to $50 million on a revolving basis. In January 2000, the Operating Partnership loaned an aggregate of $40 million to PSI, which was repaid by PSI in January 2000. In February and March 2000, the Operating Partnership loaned an aggregate of an additional $37 million to PSI, of which $5 million was repaid by PSI in February 2000 and the entire balance of the loan was repaid by PSI in March 2000. The loan bore interest at 5.9% per year. The terms of this loan were approved by the Company's disinterested directors.

        Management Agreement with Affiliates. The Operating Partnership operates industrial, retail and office facilities for PSI and partnerships and joint ventures of which PSI is a general partner or joint venturer ("Affiliated Entities") pursuant to a management agreement under which PSI and the Affiliated Entities pay to the Operating Partnership a fee of 5% of the gross revenues of the facilities operated for PSI and the Affiliated Entities. During 1999, PSI and the Affiliated Entities paid fees of $414,825 to the Operating Partnership pursuant to that management agreement. As to facilities directly owned by PSI, the management agreement has a seven-year term with the term being automatically extended for one year on each anniversary date (thereby maintaining a seven-year term) unless either party (PSI or the Operating Partnership) notifies the other that the management agreement is not being extended, in which case it expires, as to such facilities, on the first anniversary of its then scheduled expiration date. As to facilities owned by the Affiliated Entities, the management agreement may be terminated as to such facilities upon 60 days' notice by PSI (on behalf of the Affiliated Entity) and upon seven years' notice by the Operating Partnership.

            REPORT OF THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE
                            ON EXECUTIVE COMPENSATION

        The Company pays its executive officers compensation deemed appropriate in view of the nature of the Company's business, the performance of individual executive officers, and the Company's objective of providing incentives to its executive officers to achieve a level of individual and Company performance that will maximize the value of shareholders' investment in the Company. To those ends, the Company's compensation program consists of payment of a base salary and, potentially, bonus compensation, and making incentive awards of options to purchase Common Stock. Grants of options to executive officers are made under the 1997 Stock Option and Incentive Plan (the "1997 Plan").

        Cash Compensation. Base salary levels are based generally on market compensation rates and each individual's role in the Company. The Company determines market compensation rates by reviewing public disclosures of compensation paid to executive officers by other REITs of comparable size and market capitalization. Some of the REITs whose executive compensation the Company considered in establishing the compensation it pays to executive officers are included in the NAREIT Equity Index referred to below under the caption "Stock Price Performance Graph." Generally, the Company seeks to compensate its executives at levels consistent with the middle of the range of amounts paid by REITs deemed comparable by the Company. Individual salaries may vary based on the experience and contribution to overall corporate performance by a particular executive officer. Effective March 1, 1999, Mr. Havner's base compensation was increased from $185,000 to $285,000 per year based on his superior performance as Chief Executive Officer during 1998, taking into account the AOPP Merger.

        The Company bases its payment of annual bonuses on corporate, business unit and individual performance. In establishing individual bonuses, the Company takes into account the Company's overall profitability, the Company's internal revenue growth, the Company's revenue growth due to acquisitions, and the executive officer's contribution to the Company's growth and profitability. The Company based its payment of the Chief Executive Officer's bonus for 1999 on the Company's performance, taking into account the capital raising activities of the Company and the Operating Partnership.

        Equity-Based Compensation. The Company believes that its executive officers should have an incentive to improve the Company's performance by having an ongoing stake in the success of the Company's business. The Company seeks to create this incentive by granting to appropriate executive officers stock options that have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant, so that the executive officer may not profit from the option unless the price of the Common Stock increases. Options granted by the Company also are designed to help the Company retain executive officers in that options are not exercisable at the time of grant, and achieve their maximum value only if the executive remains in the Company's employ for a period of years. The Company did not grant any options to its executive officers during 1999. The number of options granted to individual executive officers is based on a number of factors, including seniority, individual performance, and the number of options previously granted to such executive officer.

        The 1997 Plan also authorizes the Company to compensate its executive officers and other employees with grants of restricted stock. Restricted stock would increase in value as the value of the Common Stock increased, and would vest over time provided that the executive officer remained in the employ of the Company. Accordingly, awards of restricted stock would serve the Company's objectives of retaining its executive officers and other employees and motivating them to advance the interests of the Company and its shareholders. The Company did not grant any shares of restricted stock during 1999.

          BOARD OF DIRECTORS                 AUDIT COMMITTEE

          Ronald L. Havner, Jr.              Vern O. Curtis (Chairman)
          Harvey Lenkin                      Arthur M. Friedman
          Vern O. Curtis                     Jack D. Steele
          Arthur M. Friedman
          James H. Kropp
          Alan K. Pribble
          Jack D. Steele

                          STOCK PRICE PERFORMANCE GRAPH

        The graph set forth below compares the yearly change in the cumulative total shareholder return on the Common Stock (formerly Common Stock Series A) of the Company (formerly Public Storage Properties XI, Inc.) for the five-year period ended December 31, 1999 to the cumulative total return of the American Stock Exchange Market Value Index ("AMEX Index") and the National Association of Real Estate Investment Trusts Equity Index ("NAREIT Equity Index") for the same period (total shareholder return equals price appreciation plus dividends). The stock price performance graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1994 and that all dividends were reinvested. The stock price performance shown in the graph is not necessarily indicative of future price performance.

                      Comparison of Cumulative Total Return
           PS Business Parks, Inc., AMEX Index and NAREIT Equity Index
                      December 31, 1994 - December 31, 1999

                        [PERFORMANCE GRAPH APPEARS HERE]

MEASUREMENT PERIOD                 PS BUSINESS                        NAREIT
(FISCAL YEAR COVERED)              PARKS, INC.         AMEX           EQUITY
---------------------              -----------         ----           ------

Measurement Pt. 12/31/94             $100.00         $100.00         $100.00
FYE 12/31/95                          124.67          126.42          115.27
FYE 12/31/96                          155.25          134.50          155.92
FYE 12/31/97                          183.35          163.13          187.51
FYE 12/31/98                          207.49          165.96          154.69
FYE 12/31/99                          206.20          214.40          147.54

                              INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the accounts of the Company for the fiscal year ending December 31, 2000.

        It is anticipated that representatives of Ernst & Young LLP, which has acted as the independent auditors for the Company since the Company's organization, will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate inquiries of the shareholders or their representatives.

                                  ANNUAL REPORT

        The Company has filed, for its fiscal year ended December 31, 1999, an Annual Report on Form 10-K with the Securities and Exchange Commission, together with applicable financial statements and schedules thereto. The Company will furnish, without charge, upon written request of any shareholder as of March 15, 2000, who represents in such request that he or she was the record or beneficial owner of the Company's shares on that date, a copy of the Annual Report together with the financial statements and any schedules thereto. Upon written request and payment of a copying charge of 15 cents per page, the Company will also furnish to any shareholder a copy of the exhibits to the Annual Report. Requests should be addressed to: Jack E. Corrigan, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2349.

                            EXPENSES OF SOLICITATION

        The Company will pay the cost of soliciting Proxies. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its affiliates may solicit the return of Proxies by telephone, telegram, personal interview or otherwise. The Company may also reimburse brokerage firms and other persons representing the beneficial owners of the Company's stock for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. Shareholder Communications Corporation, New York, New York may be retained to assist the Company in the solicitation of Proxies, for which Shareholder Communications Corporation would receive normal and customary fees and expenses from the Company.

               DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
                      CONSIDERATION AT 2001 ANNUAL MEETING

        Any proposal that a shareholder wishes to submit for inclusion in the Company's Proxy Statement for the 2001 Annual Meeting of Shareholders ("2001 Proxy Statement") pursuant to Securities and Exchange Commission Rule 14a-8 must be received by the Company no later than December 20, 2000. In addition, notice of any proposal that a shareholder wishes to propose for consideration at the 2001 Annual Meeting of Shareholders, but does not seek to include in the Company's 2001 Proxy Statement pursuant to Rule 14a-8, must be delivered to the Company no later than March 6, 2001 if the proposing shareholder wishes for the Company to describe the nature of the proposal in its 2001 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the Company in connection with the 2001 Annual Meeting of Shareholders should be addressed to:
Jack E. Corrigan, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2349.

                                  OTHER MATTERS

        The management of the Company does not intend to bring any other matter before the meeting and knows of no other matters that are likely to come before the meeting. If any other matters properly come before the meeting, the persons named in the accompanying Proxy will vote the shares represented by the Proxy in accordance with their best judgment on such matters.

        You are urged to vote the accompanying Proxy and sign, date and return it in the enclosed stamped envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

                                  By Order of the Board of Directors

                                      JACK E. CORRIGAN, Secretary

Glendale, California
April 4, 2000

                             PS BUSINESS PARKS, INC.

                               701 Western Avenue
                         Glendale, California 91201-2349

           This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Ronald L. Havner, Jr. and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the shares of Common Stock of PS Business Parks, Inc. held of record by the undersigned on March 15, 2000, at the Annual Meeting of Shareholders to be held on May 9, 2000, and any adjournments thereof.

        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE.

   (continued and to be signed on reverse side)

 X  Please mark your votes as indicated in this example.
---
1.  Election of Directors

           FOR                         WITHHELD          Nominees:
           ALL                         FROM ALL          Ronald L. Havner, Jr.
    ___    NOMINEES              ___   NOMINEES          Harvey Lenkin
                                                         Vern O. Curtis
    For all nominees except as noted below               Arthur M. Friedman
                                                         James H. Kropp
                                                         Alan K. Pribble
    _________________________________________            Jack D. Steele

2. Other matters: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 4, 2000.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005.

Signature___________ Signature if held jointly____________ Dated:_________, 2000

Note: Please sign exactly as your name appears. Joint owners should each sign.
      Trustees and others acting in a representative capacity should indicate the capacity in which they sign.